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                                                                    EXHIBIT 24.1

                               Power of Attorney


        The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby severally constitute and appoint James W. Cuminale and Kenneth N. Heintz, and each of them, his or her attorney-in-fact of the undersigned with full power of substitution and resubstitution to approve and sign for and in the name of the undersigned in the capacities indicated below Amendment No. 2 to the Registration Statement on Form S-4 (the "Registration Statement") relating to (i) $200 million aggregate principal amount of 6% Notes due January 15, 2003, (ii) $275 million aggregate principal amount of 6-1/8% Notes due January 15, 2005, (iii) $150 million aggregate principal amount of 6-3/8% Notes due January 15, 2008 and (iv) $125 million aggregate principal amount of 6-7/8% Debentures due January 15, 2028 of PanAmSat Corporation, a Delaware corporation ("PanAmSat"), issuable in exchange for outstanding non-registered debt securities issued by PanAmSat, and any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same, and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.

        This Power of Attorney may be executed in counterparts, which together shall constitute one and the same instrument.



Name                         Position with PanAmSat               Date
----                         ----------------------               ----

/s/ Michael T. Smith
________________________     Chairman of the Board of             July 10, 1998
  Michael T. Smith           Directors

/s/ Frederick A. Landman
________________________     President and Chief Executive        July 10, 1998
  Frederick A. Landman       Officer (principal executive
                             officer) and Director
/s/ Roxanne S. Austin
________________________     Director                             July 10, 1998
  Roxanne S. Austin

/s/ Patrick J. Costello
________________________     Director                             July 10, 1998
  Patrick J. Costello

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/s/ Steven D. Dorfman
________________________     Director                             July 10, 1998
  Steven D. Dorfman

/s/ Dennis F. Hightower
________________________     Director                             July 10, 1998
  Dennis F. Hightower

/s/ James M. Hoak
________________________     Director                             July 10, 1998
  James M. Hoak

/s/ Charles H. Noski
________________________     Director                             July 10, 1998
  Charles H. Noski

/s/ Joseph R. Wright
________________________     Director                             July 10, 1998
  Joseph R. Wright

________________________     Executive Vice President and         July __, 1998
  Kenneth N. Heintz          Chief Financial Officer (principal
                             financial officer and principal
                             accounting officer)



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